Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2008

NEWS CORPORATION REPORTS FIRST QUARTER

OPERATING INCOME OF $953 MILLION

AS REVENUE INCREASES TO $7.5 BILLION

QUARTER HIGHLIGHTS

•	SKY Italia generates operating income of $165 million, an improvement of $117 million versus a year ago with net subscriber additions of 359,000 over the past 12 months.

•

Cable Network Programming operating income up 31% led by affiliate and advertising revenue gains at the Fox News Channel, FX and the Big Ten Network, as well as continued expansion of the Fox International Channels.

•	Fox Interactive Media grows revenues 17% on strength of advertising and search revenue growth at MySpace.

•	Television operating income declines due to lower advertising revenues at the Television Stations and the sale of eight television stations.

•	Filmed Entertainment delivers reduced operating contributions of $251 million, reflecting the strong prior year results from our theatrical release slate and television home entertainment titles.

•

Print businesses aggregate operating income similar to year ago levels as reduced depreciation expense on decommissioned printing plants in the U.K. offset lower advertising revenues at the U.K. and Australian newspapers and lower contributions from HarperCollins.

NEW YORK, NY, November 5, 2008 – News Corporation (NYSE: NWS, NWSA; ASX: NWS, NWSLV) today reported first quarter consolidated operating income of $953 million, a decline of 9% as compared to the $1.05 billion reported a year ago. This result reflects double-digit percentage profit increases at the Direct Broadcast Satellite Television, Cable Network Programming and Newspapers and Information Services segments, being more than offset by decreases at the Television, Filmed Entertainment and Other segments.

First quarter net income of $515 million ($0.20 per share) decreased versus net income of $732 million ($0.23 per share) reported in the first quarter a year ago. The year-on-year decrease is largely driven by declines in Equity contributions from affiliates and operating profit, which were partially offset by the gain on the sale of eight television stations included in Other, net. The lower contribution from affiliates reflects the inclusion of $447 million in losses from Premiere AG, principally representing a write-down of our investment, and the absence of contributions from The DIRECTV Group, which was divested in February 2008.

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2008

Commenting on the results, Chairman and Chief Executive Officer Rupert Murdoch said:

“I’m pleased that our cable group continues to perform extremely well, SKY Italia remains a top performer and Fox Interactive Media is seeing revenue growth even in the face of negative macroeconomic conditions around the globe, including weak advertising markets. All media companies are being tested and the year ahead will be difficult. I am confident that our long-term strategy of cultivating diversified assets at different stages of development, judicious investment of our capital and a strong balance sheet will guide us through these difficult times.”

Consolidated Operating Income

	3 Months Ended September 30,
	2008	2007
	US $ Millions
Filmed Entertainment	$251	$362
Television	54	183
Cable Network Programming	379	289
Direct Broadcast Satellite Television	165	48
Magazines and Inserts	68	79
Newspapers and Information Services	134	93
Book Publishing	3	36
Other	(101)	(43)

Consolidated Operating Income	$953	$1,047

REVIEW OF OPERATING RESULTS

FILMED ENTERTAINMENT

The Filmed Entertainment segment reported first quarter operating income of $251 million as compared to $362 million reported in the same period a year ago. The decline primarily reflects the comparison to the strong prior year results, which included contributions from the theatrical releases of The Simpsons Movie and Live Free or Die Hard.

The current quarter film results include the worldwide home entertainment performance of successful theatrical releases Jumper and What Happens in Vegas, and the pay-TV availability of The Simpsons Movie. The quarter also included the theatrical launches of

X-Files: I Want to Believe, The Rocker and pre-release theatrical launch costs for Max Payne, which opened #1 at the domestic box office on its opening weekend.

Twentieth Century Fox Television reported decreased contributions versus a year ago, primarily due to lower contributions from home entertainment releases, most notably from 24, The Simpsons, Family Guy and Prison Break.

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2008

TELEVISION

The Television segment reported first quarter operating income of $54 million, a decline of $129 million versus the same period a year ago, as improved results from MyNetworkTV were offset by lower contributions from the Fox Television Stations and STAR.

At the FOX Broadcasting Company, first quarter operating results were in-line with the prior year as improved results from Major League Baseball’s All-Star game, as well as lower primetime programming and sports costs were offset by the absence of the Emmy Awards telecast on FOX in the prior year.

Fox Television Stations’ (FTS) first quarter operating income declined 48% from the same period a year ago, as an overall weakening of the advertising market and competition from the Olympics was slightly offset by increased political advertising revenues. In addition, the year ago period included a full quarter of contributions from eight stations that were sold in July of this year.

STAR’s first quarter operating income decreased versus the same quarter a year ago as 8% revenue growth driven by advertising and subscription revenue gains, primarily in India, was more than offset by increased expenses related to the termination of a distribution agreement.

CABLE NETWORK PROGRAMMING

Cable Network Programming reported first quarter operating income of $379 million, an increase of $90 million over the first quarter a year ago. The 31% growth reflects increased contributions from Fox News Channel, the Regional Sports Networks (RSNs), the Big Ten Network and the Fox International Channels, partially offset by costs associated with the development of the Fox Business Network.

The Fox News Channel (FNC) increased its operating income 27% versus the first quarter a year ago primarily from increased affiliate revenues on higher rates and advertising revenue growth from higher pricing. During the quarter, viewership at FNC was more than 60% greater than its nearest competitor in primetime and more than 55% higher on a 24-hour basis, reflecting FNC broadcasting nine of the top ten shows in cable news.

At our other cable channels, operating profit increased 33% from last year’s first quarter results. Higher contributions at the RSNs were primarily the result of increased affiliate rates. The increased contribution from the Fox International Channels was driven by continued advertising and affiliate growth in Latin America and Europe. Also contributing to the increase was the consolidation of National Geographic Channel US beginning in October 2007. At the Big Ten Network, the reduction of the start up losses was driven by increased distribution due to recent carriage agreements.

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2008

DIRECT BROADCAST SATELLITE TELEVISION

SKY Italia reported first quarter operating income of $165 million, an improvement of $117 million versus the $48 million in operating income reported a year ago on local currency revenue growth of 18%. The revenue growth includes the positive timing impact in this quarter from an expansion of soccer programming, which is now broadcast throughout fiscal 2009, as compared to only ten months of programming in fiscal 2008. The revenue growth was partially offset by increased operating expenses associated with higher subscriber related costs, as well as increased marketing costs. The improvement in operating income primarily reflects the timing of revenue recognition from expanded soccer programming and net subscriber additions of 359,000 added over the past 12 months, bringing SKY Italia’s subscriber base to over 4.6 million at quarter-end.

MAGAZINES AND INSERTS

The Magazines and Inserts segment reported first quarter operating income of $68 million, a decrease versus the $79 million reported in the quarter a year ago. The reduced contribution was driven by lower demand for in-store marketing products, as well as lower revenue rates from free-standing inserts.

NEWSPAPERS AND INFORMATION SERVICES

The Newspapers and Information Services segment reported first quarter operating income of $134 million, up $41 million from the $93 million reported in the same period a year ago, as lower depreciation expense was partially offset by lower advertising revenues from the U.K. and Australia. In addition, the inclusion of Dow Jones & Company reduced the segment operating income by $4 million in the quarter.

The U.K. newspaper group reported an increase in operating income in local currency terms as compared with the first quarter a year ago, primarily as a result of the absence of accelerated depreciation on the decommissioned printing presses, which was partially offset by decreased advertising revenues. During the quarter, circulation revenues were in line with the first quarter of the prior year.

The Australian newspaper group reported lower first quarter operating income in local currency terms versus the first quarter of fiscal 2008 primarily due to lower classified advertising revenues resulting from declines in the employment and auto sectors. Additionally, circulation revenues decreased slightly during the quarter mainly from lower sales volume.

BOOK PUBLISHING

HarperCollins operating income decreased $33 million versus the same period a year ago due to a higher returns provision in North America combined with lower third-party distribution income. First quarter results included strong sales of The Story of Edgar

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2008

Sawtelle by David Wroblewski (an Oprah’s Book Club selection), The Way of the World by Ronald Suskind and Big Words for Little People by Jamie Lee Curtis. During the quarter, HarperCollins had 55 books on The New York Times bestseller list, including three books that reached the #1 spot.

OTHER

The Other segment reported first quarter operating loss of $101 million, which was a $58 million decline from a year ago, primarily due to lower contributions from NDS and the Eastern European television stations. The decline in NDS operating results was due to higher conditional access revenue in the same period a year ago. The Eastern European television stations operating results were lower than the same period a year ago as a result of higher investment in channels still in their early stages of development.

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2008

REVIEW OF EQUITY (LOSSES) EARNINGS OF AFFILIATES’ RESULTS

First quarter net losses from affiliates were $359 million versus earnings from affiliates of $246 million in the same period a year ago. The decreased contributions from affiliates are primarily due to the inclusion of $447 million in losses from Premiere AG, principally representing a write-down of our investment, as well as the absence of earnings from The DIRECTV Group and Gemstar as a result of their dispositions in fiscal 2008.

The Company’s share of equity (losses) earnings of affiliates is as follows:

				3 Months Ended September 30,
	% Owned			2008	2007
				US $ Millions
BSkyB	39%	(a	)	$52	$64
The DIRECTV Group	0%	(b	)	—	104
Other affiliates	Various	(c	)	(411)	78

Total equity (losses) earnings of affiliates				$(359)	$246

(a)	Please refer to BSkyB’s earnings releases and SEC filings for detailed information.
(b)	As a result of the transaction with Liberty Media Corporation that was completed on February 27, 2008, News Corporation no longer has an equity ownership interest in The DIRECTV Group.
(c)	Primarily comprised of Premiere AG, Fox Cable Networks, Australian and STAR equity affiliates and Gemstar-TV Guide International (through May 2, 2008).

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2008

Foreign Exchange Rates

Average foreign exchange rates used in the year-to-date profit results are as follows:

	3 Months Ended September 30,
	2008	2007
Australian Dollar/U.S. Dollar	0.89	0.85
U.K. Pounds Sterling/U.S. Dollar	1.89	2.02
Euro/U.S. Dollar	1.50	1.37

To receive a copy of this press release through the Internet, access News Corp’s corporate Web site located at http://www.newscorp.com

Audio from News Corp’s conference call with analysts on the first quarter results can be heard live on the Internet at 4:30 p.m. Eastern Standard Time today. To listen to the call, visit http://www.newscorp.com

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:

Reed Nolte, Investor Relations	Teri Everett, Press Inquiries
212-852-7092	212-852-7070

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2008

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 Months Ended September 30,
	2008	2007
	US $ Millions (except per share amounts)
Revenues	$7,509	$7,067
Expenses:
Operating	4,572	4,408
Selling, general and administrative	1,688	1,290
Depreciation and amortization	296	322

Operating income	953	1,047
Other income (expense):
Equity (losses) earnings of affiliates	(359)	246
Interest expense, net	(221)	(213)
Interest income	40	100
Other, net	304	—

Income before income tax expense and minority interest in subsidiaries	717	1,180
Income tax expense	(181)	(414)
Minority interest in subsidiaries, net of tax	(21)	(34)

Net income	$515	$732

Weighted average shares: basic	2,611	3,127
diluted	2,613	3,139

Earnings per share amounts - basic and diluted	$0.20	$0.23

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2008

CONSOLIDATED BALANCE SHEETS

	September 30, 2008	June 30, 2008
	US $ Millions
Assets
Current assets:
Cash and cash equivalents	$5,500	$4,662
Receivables, net	6,804	6,985
Inventories, net	2,420	2,255
Other	576	460

Total current assets	15,300	14,362

Non-current assets:
Receivables	430	464
Investments	2,667	3,284
Inventories, net	3,263	3,064
Property, plant and equipment, net	6,552	7,021
Intangible assets, net	13,778	14,460
Goodwill	18,160	18,620
Other non-current assets	1,041	1,033

Total non-current assets	45,891	47,946

Total assets	$61,191	$62,308

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings	$290	$281
Accounts payable, accrued expenses and other current liabilities	5,928	5,695
Participations, residuals and royalties payable	1,263	1,288
Program rights payable	1,035	1,084
Deferred revenue	953	834

Total current liabilities	9,469	9,182

Non-current liabilities:
Borrowings	13,199	13,230
Other liabilities	4,480	4,823
Deferred income taxes	5,207	5,456
Minority interest in subsidiaries	1,016	994
Commitments and contingencies
Stockholders’ Equity:
Class A common stock, $0.01 par value	18	18
Class B common stock, $0.01 par value	8	8
Additional paid-in capital	17,201	17,214
Retained earnings and accumulated other comprehensive income	10,593	11,383

Total stockholders’ equity	27,820	28,623

Total liabilities and stockholders’ equity	$61,191	$62,308

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2008

CONSOLIDATED STATEMENTS OF CASH FLOWS

	3 Months Ended September 30,
	2008	2007
	US $ Millions
Operating activities:
Net income	$515	$732
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	296	322
Amortization of cable distribution investments	23	12
Equity losses(earnings) of affiliates	359	(246)
Cash distributions received from affiliates	30	19
Other, net	(304)	—
Minority interest in subsidiaries, net of tax	21	34
Change in operating assets and liabilities, net of acquisitions:
Receivables and other assets	(199)	(719)
Inventories, net	(442)	(215)
Accounts payable and other liabilities	(59)	864

Net cash provided by operating activities	240	803

Investing activities:
Property, plant and equipment, net of acquisitions	(213)	(343)
Acquisitions, net of cash acquired	(65)	(239)
Investments in equity affiliates	(15)	(35)
Other investments	(16)	3
Proceeds from sale of investments, other non-current assets and business disposals	1,010	289

Net cash provided by (used in) investing activities	701	(325)

Financing activities:
Borrowings	38	10
Repayment of borrowings	(33)	—
Issuance of shares	3	39
Repurchase of shares	—	(122)
Dividends paid	(7)	(2)
Other, net	18	22

Net cash provided by (used in) financing activities	19	(53)

Net increase in cash and cash equivalents	960	425
Cash and cash equivalents, beginning of period	4,662	7,654
Exchange movement on opening cash balance	(122)	39

Cash and cash equivalents, end of period	$5,500	$8,118

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2008

SEGMENT INFORMATION

	3 Months Ended September 30,
	2008	2007
	US $ Millions
Revenues

Filmed Entertainment	$1,259	$1,582
Television	974	1,145
Cable Network Programming	1,309	1,102
Direct Broadcast Satellite Television	969	747
Magazines and Inserts	259	264
Newspapers and Information Services	1,705	1,244
Book Publishing	315	330
Other	719	653

Total Revenues	$7,509	$7,067

Operating Income

Filmed Entertainment	$251	$362
Television	54	183
Cable Network Programming	379	289
Direct Broadcast Satellite Television	165	48
Magazines and Inserts	68	79
Newspapers and Information Services	134	93
Book Publishing	3	36
Other	(101)	(43)

Total Operating Income	$953	$1,047

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2008

NOTE 1 - OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

Operating income before depreciation and amortization, defined as operating income plus depreciation and amortization and the amortization of cable distribution investments, eliminates the variable effect across all business segments of non-cash depreciation and amortization. Since operating income before depreciation and amortization is a non-GAAP measure it should be considered in addition to, not as a substitute for, operating income, net income, cash flow and other measures of financial performance reported in accordance with GAAP. Operating income before depreciation and amortization does not reflect cash available to fund requirements, and the items excluded from operating income before depreciation and amortization, such as depreciation and amortization, are significant components in assessing the Company’s financial performance. Management believes that operating income before depreciation and amortization is an appropriate measure for evaluating the operating performance of the Company’s business segments. Operating income before depreciation and amortization, which is the information reported to and used by the Company’s chief decision maker for the purpose of making decisions about the allocation of resources to segments and assessing their performance, provides management, investors and equity analysts a measure to analyze operating performance of each business segment and enterprise value against historical and competitors’ data.

The following table reconciles operating income before depreciation and amortization to the presentation of operating income.

	3 Months Ended September 30,
	2008	2007
	US $ Millions
Operating income	$953	$1,047
Depreciation and amortization	296	322
Amortization of cable distribution investments	23	12

Operating income before depreciation and amortization	$1,272	$1,381

News Corporation EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2008

	For the Three Months Ended September 30, 2008 (US $ Millions)
	Operating income (loss)	Depreciation and amortization	Amortization of cable distribution investments	Operating income (loss) before depreciation and amortization
Filmed Entertainment	$251	$23	$—	$274
Television	54	22	—	76
Cable Network Programming	379	29	23	431
Direct Broadcast Satellite Television	165	60	—	225
Magazines and Inserts	68	2	—	70
Newspapers and Information Services	134	90	—	224
Book Publishing	3	2	—	5
Other	(101)	68	—	(33)

Total	$953	$296	$23	$1,272

	For the Three Months Ended September 30, 2007 (US $ Millions)
	Operating income (loss)	Depreciation and amortization	Amortization of cable distribution investments	Operating income before depreciation and amortization
Filmed Entertainment	$362	$21	$—	$383
Television	183	24	—	207
Cable Network Programming	289	20	12	321
Direct Broadcast Satellite Television	48	50	—	98
Magazines and Inserts	79	2	—	81
Newspapers and Information Services	93	139	—	232
Book Publishing	36	2	—	38
Other	(43)	64	—	21

Total	$1,047	$322	$12	$1,381